EXHIBIT 99.1
Sila Realty Trust Announces Third Quarter 2024 Results
TAMPA, Fla. November 12, 2024 - Sila Realty Trust, Inc. (NYSE: SILA) (“Sila”, the “Company”, “we”, or “us”), a net lease real estate investment trust (“REIT”) with a strategic focus on investing in the significant, growing, and resilient healthcare sector, today announced operating results for the third quarter ended September 30, 2024.
Highlights for the quarter ended September 30, 2024:
•Net income of $11.9 million, or $0.21 per diluted share
•Cash net operating income*, or Cash NOI, of $40.8 million
•Adjusted funds from operations*, or AFFO, of $31.7 million, or $0.57 per diluted share
•Declared regular monthly cash distributions per share of $0.1333, representing an aggregate $0.40 per share for the quarter
•Acquired a $28.4 million inpatient rehabilitation facility in Fort Smith, Arkansas
•Sold the Fort Myers Healthcare Facility I and Fort Myers Healthcare Facility II, or the Fort Myers Healthcare Facilities, for a sales price of $15.5 million, generating net proceeds of $14.7 million, excluding real estate tax pro-rations
•Concluded a modified "Dutch Auction" tender offer, or the Tender Offer, for an aggregate purchase price of approximately $50.0 million, excluding all related costs and fees
Subsequent Events
•On November 5, 2024, the Company entered into two mezzanine loans for the development of an inpatient rehabilitation facility and a behavioral healthcare facility in Lynchburg, Virginia, or the Mezzanine Loans. The Mezzanine Loans have total loan amounts of $12.5 million and $5.0 million, respectively, and a maturity date of November 5, 2029. The Mezzanine Loans include purchase options for the Company for both the inpatient rehabilitation facility and the behavioral healthcare facility upon completion of construction.
Management Commentary
"During the third quarter the Company demonstrated its continued pursuit of strategic and thoughtful acquisitions with the addition of a market leading inpatient rehabilitation facility in Fort Smith, Arkansas, for $28.4 million. We also successfully concluded the approximately $50.0 million modified “Dutch Auction” tender offer that was launched in conjunction with our listing on the New York Stock Exchange,” stated Michael A. Seton, President and Chief Executive Officer of the Company. “In addition, we sold two vacant properties formerly leased to GenesisCare for a sales price of $15.5 million, leaving only two remaining vacant properties formerly leased to GenesisCare. We are actively working to lease one of the remaining properties to a high quality credit tenant, and sell the one remaining property, which is now under contract for sale.

“We believe these continued efforts by our team contributed to solid results for the third quarter including cash net operating income of $40.8 million and AFFO of $31.7 million. We continue to evaluate prospective transactions and believe we have a pipeline of attractive investment opportunities across our target asset classes. For the first nine months of the year, we acquired eight properties for an aggregate purchase price of approximately $164.1 million. We will strive to continue to leverage our robust in-house capabilities and our strong balance sheet and liquidity position to execute our disciplined growth strategy.
“Thank you to everyone for the well wishes regarding Hurricane Helene and Hurricane Milton. Thankfully, all of our employees are safe and Sila’s properties in the affected areas experienced no material damage. Our thoughts are with those who were less fortunate as many communities continue their clean up and rebuilding efforts.”
*Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and reconciliations to the most directly comparable GAAP measure.
Financial Results
Third quarter results include the acquisition of the Fort Smith Healthcare Facility, the disposition of the Fort Myers Healthcare Facilities, and the conclusion of the Tender Offer where the Company accepted for purchase 2.2 million shares of common stock at a purchase price of $22.60 per share, for an aggregate purchase price of approximately $50.0 million, excluding all related costs and fees. Additionally, as previously disclosed, on May 6, 2024, Steward Health Care System LLC, or Steward, the sponsor and owner of a tenant at the Stoughton Healthcare Facility, announced that it filed for Chapter 11 bankruptcy protection under the United States Bankruptcy Code. On August 12, 2024, the Company entered into a contract for sale with a buyer for the Stoughton Healthcare Facility, however, the buyer terminated the contract on November 4, 2024. The Company intends to market the property for sale or lease. During the nine months ended September 30, 2024, we received $1.4 million of contractual base rent from Steward, which represents monthly contractual base rent, except for April and May for which Steward did not pay, and prorated through September 19, 2024, when the U.S. Bankruptcy Court for the Southern District of Texas approved Steward's request to reject the Company's lease.
Net Income
Our GAAP net income for the third quarter of 2024 was $11.9 million, or $0.21 per diluted share, compared to $15.0 million, or $0.26 per diluted share, for the third quarter of 2023. Our GAAP net income for the first nine months of 2024 was $31.5 million, or $0.55 per diluted share, compared to $33.0 million, or $0.58 per diluted share, for the first nine months of 2023.
Cash NOI*
Cash NOI was $40.8 million for the third quarter of 2024, as compared to $44.2 million for the third quarter of 2023. The decrease in Cash NOI is the result of Cash NOI lost from dispositions exceeding Cash NOI gained from acquisitions, which is primarily related to the timing of redeployment of proceeds from dispositions, the amended master lease with GenesisCare USA, Inc. and its affiliates, or GenesisCare, the Steward events described above and a decrease in lease termination fee income received. This was partially offset by third quarter 2024 Cash NOI increases at our other same-store properties compared to the third quarter of 2023 primarily as a result of rent increases.
Cash NOI was $127.6 million for the first nine months of 2024, as compared to $132.1 million for the first nine months of 2023. The decrease in Cash NOI is the result of Cash NOI lost from dispositions exceeding Cash NOI gained from acquisitions, which is primarily related to the timing of redeployment of proceeds from dispositions, the amended master lease with GenesisCare, the Steward events described above and a decrease in lease termination fee income received. This was partially offset by a same store Cash NOI* increase in the first nine months of 2024 compared to the same period in 2023 due in part to the receipt of a one-time payment from GenesisCare as consideration for the removal of certain properties from the master lease, in addition to an increase in other same store property Cash NOI in the first nine months of 2024 compared to the first nine months of 2023 primarily as a result of rent increases.
Adjusted Funds from Operations (AFFO)*
AFFO was $31.7 million, or $0.57 per diluted share, during the third quarter of 2024, compared to $34.1 million, or $0.60 per diluted share, during the third quarter of 2023.
AFFO for the first nine months of 2024 was $100.8 million, or $1.77 per diluted share, compared to $100.0 million, or $1.75 per diluted share, for the first nine months of 2023.
Real Estate Portfolio Highlights
Investment Activity
During the quarter ended September 30, 2024, the Company acquired one healthcare property in Fort Smith, Arkansas, comprising 62,570 rentable square feet, for a purchase price of $28.4 million. Upon acquisition, the property was 100% leased under an absolute-net lease to Mercy Rehabilitation Hospital, LLC with a lease expiration in 2036.
During the quarter ended September 30, 2024, the Company sold the Fort Myers Healthcare Facilities for a sales price of $15.5 million, generating net proceeds of $14.7 million, excluding real estate tax pro-rations.
Portfolio
As of September 30, 2024, Sila's well diversified real estate portfolio consisted of 136 properties comprising approximately 5.3 million rentable square feet. The weighted average remaining lease term was approximately 8.3 years with 20.1% of annualized base rent maturing in the next five years and a weighted average fixed rent escalation rate of 2.2%, excluding leases tied to the consumer price index.
As of September 30, 2024, the weighted average percentage of rentable square feet leased was 95.5%. There was a 2.0% decrease in the weighted average percentage of rentable square feet leased during the third quarter ended September 30, 2024. The decrease was driven by a reduction of 180,744 leased rentable square feet resulting from the bankruptcy court's rejection of the Company's lease with Steward on September 19, 2024; partially offset by the sale of the vacant Fort Myers Healthcare Facilities, comprising 79,237 rentable square feet.
Balance Sheet and Capital Markets Activities
Sila had a strong balance sheet and liquidity position totaling approximately $528.6 million, consisting of $28.6 million in cash and cash equivalents and $500.0 million of availability under its unsecured credit facility as of September 30, 2024. During the three months ended September 30, 2024, the Company used $50.0 million in cash to close the Tender Offer and used $8.4 million in cash and borrowed $20.0 million on its revolving line of credit to acquire the Fort Smith Healthcare Facility. The Company repaid the $20.0 million on its revolving line of credit with cash flows from operations and the disposition of the Fort Myers Healthcare Facilities.

Total principal debt outstanding under the unsecured credit facility as of September 30, 2024 was $525.0 million and was fixed through 11 interest rate swap agreements. Of the 11 interest rate swap agreements, five interest rate swap agreements with an outstanding notional amount of $250.0 million mature on December 31, 2024, and six interest rate swap agreements with an outstanding notional amount of $275.0 million mature on January 31, 2028. The Company's weighted average interest rate on the total principal debt outstanding was 3.3%, including the impact of the interest rate swap agreements, as of September 30, 2024. As of September 30, 2024, net debt to enterprise value was approximately 26.1%.
As a result of the Tender Offer, the Company accepted for purchase approximately 2.2 million shares of its common stock (which represented approximately 3.9% of the total number of shares of common stock outstanding as of July 19, 2024, the expiration date of the Tender Offer) at a purchase price of $22.60 per share, for an aggregate purchase price of approximately $50.0 million, excluding related costs and fees. The Company incurred $2.1 million of costs and fees related to the Tender Offer. The Company funded the Tender Offer, and will fund all related costs and fees, with its available cash.
On August 16, 2024, the Company's board of directors, or the Board, authorized a share repurchase program of up to the lesser of 1.5 million shares of the Company's outstanding common stock, or $25.0 million in gross purchase proceeds for a period of 12 months from August 16, 2024, or the Share Repurchase Program. Repurchases of common stock under the Share Repurchase Program may be made from time to time in the open market, in privately negotiated purchases, in accelerated share repurchase programs or by any other lawful means. The number of shares of common stock purchased and the timing of any purchases will depend on a number of factors, including the price and availability of common stock and general market conditions. The Company did not repurchase any shares under the Share Repurchase Program during the three months ended September 30, 2024. Therefore, as of September 30, 2024, up to $25.0 million of the Company's common stock remained available for repurchase under the Share Repurchase Program.
Distributions
The Company's dividend payout to AFFO ratio was 70.7% for the quarter ended September 30, 2024. On October 15, 2024, the Company paid cash distributions of approximately $7.4 million to the Company's stockholders of record as of the close of business on September 30, 2024. On October 18, 2024, the Board approved and authorized a distribution payable on November 15, 2024, to the Company's stockholders of record as of the close of business on October 31, 2024. The distribution will be equal to $0.1333 per share of common stock, representing an annualized amount of $1.60 per share. Additionally, on October 18, 2024, the Board approved a change in the frequency of the Company's distributions to its stockholders from monthly distributions to quarterly distributions, effective in 2025, with the first quarterly distribution to be paid in the Company's first fiscal quarter of 2025. Accordingly, the Company expects to announce the amount, record date, and payment date of any such distributions at a later date.
Conference Call and Webcast
A conference call and audio webcast for investors and analysts will be held on Tuesday, November 12, 2024, at 11:00 a.m. Eastern Time to discuss our third quarter 2024 operating results and to answer questions. The live and archived webcast can be accessed on the "Events" page of the Company's website at investors.silarealtytrust.com or by direct link at events.q4inc.com/attendee/591029814. The archived webcast will be available for 12 months following the call.

About Sila Realty Trust, Inc.
Sila Realty Trust, Inc., headquartered in Tampa, Florida, is a net lease real estate investment trust with a strategic focus on investing in the significant, growing, and resilient healthcare sector. The Company invests in high quality healthcare facilities along the continuum of care, which, we believe, generate predictable, durable, and growing income streams. Our portfolio comprises high quality tenants in geographically diverse facilities, which are positioned to capitalize on the dynamic delivery of healthcare to patients. As of September 30, 2024, the Company owned 136 real estate properties and two undeveloped land parcels located in 65 markets across the U.S. For more information, please visit the Company's website at www.silarealtytrust.com.
Forward-Looking Statements
Certain statements contained herein, other than historical fact, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including statements about and references to investment opportunities and the availability thereof, intent to sell or lease the Stoughton Healthcare Facility, funding costs and fees related to the Tender Offer through available cash, the execution of our acquisition and growth strategy, strategic and thoughtful acquisitions, the Company's potential stock repurchases and the payment and announcement of future distributions. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company's expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company's control and could materially affect the Company's results of operations, financial condition, cash flows, performance or future achievements or events. Additional factors include those described under the section entitled Item 1A. "Risk Factors" of Part I of the Company's 2023 Annual Report on Form 10-K, as filed with the SEC on March 6, 2024, and the risk factors described under section Item 1A. "Risk Factors" of Part II of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, as filed with the SEC on August 7, 2024, copies of which are available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Supplemental Information
The Company routinely provides information for investors and the marketplace through press releases, SEC filings, public conference calls, and the Company's website at investors.silarealtytrust.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases, public conference calls and SEC filings. A glossary of definitions (including those of certain non-GAAP financial measures) and other supplemental information may be found attached as Exhibit 99.2 to the Current Report on Form 8-K filed on November 12, 2024.

Non-GAAP Financial Measures
This press release includes certain financial performance measures not defined by United States generally accepted accounting principles, or GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.
These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance, as alternatives to cash flows from operating activities (determined in accordance with GAAP), or as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flows to fund all of our needs.
Investor Contact:
Miles Callahan, Senior Vice President of Capital Markets and Investor Relations
833-404-4107
IR@silarealtytrust.com

Condensed Consolidated Balance Sheets (amounts in thousands, except share data)

	(Unaudited)
	September 30, 2024	December 31, 2023
ASSETS
Real estate:
Land	$160,984	$157,821
Buildings and improvements, less accumulated depreciation of $264,224 and $227,156, respectively	1,559,654	1,470,831
Total real estate, net	1,720,638	1,628,652
Cash and cash equivalents	28,606	202,019
Intangible assets, less accumulated amortization of $117,336 and $102,456, respectively	130,982	134,999
Goodwill	17,700	17,700
Right-of-use assets	36,219	36,384
Other assets	73,288	79,825
Total assets	$2,007,433	$2,099,579
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Credit facility, net of deferred financing costs of $3,389 and $1,847, respectively	$521,611	$523,153
Accounts payable and other liabilities	36,734	30,381
Intangible liabilities, less accumulated amortization of $8,446 and $7,417, respectively	7,384	10,452
Lease liabilities	41,229	41,158
Total liabilities	606,958	605,144
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 510,000,000 shares authorized; 61,685,365 and 61,154,404(1) shares issued, respectively; 55,018,442 and 56,983,564(1) shares outstanding, respectively	550	570
Additional paid-in capital	1,997,642	2,044,450
Distributions in excess of accumulated earnings	(603,703)	(567,188)
Accumulated other comprehensive income	5,986	16,603
Total stockholders’ equity	1,400,475	1,494,435
Total liabilities and stockholders’ equity	$2,007,433	$2,099,579

(1)     Retroactively adjusted for the effects of the Reverse Stock Split effective May 1, 2024.

Condensed Consolidated (Unaudited) Quarterly Statements of Comprehensive Income (amounts in thousands, except share data and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Rental revenue	$46,118	$48,542	$140,311	$143,151
Expenses:
Rental expenses	5,823	5,005	17,226	14,728
Listing-related expenses	32	—	3,012	—
General and administrative expenses	4,800	4,828	18,321	16,478
Depreciation and amortization	17,865	18,097	57,009	55,452
Impairment and disposition losses	792	—	1,210	6,708
Total operating expenses	29,312	27,930	96,778	93,366
Other (expense) income:
Gain on dispositions of real estate	—	1	76	22
Interest and other income	597	23	3,889	170
Interest expense	(5,468)	(5,653)	(15,955)	(16,939)
Total other (expense) income	(4,871)	(5,629)	(11,990)	(16,747)
Net income attributable to common stockholders	$11,935	$14,983	$31,543	$33,038
Other comprehensive (loss) income - unrealized (loss) gain on interest rate swaps, net	(11,370)	2,315	(10,617)	1,433
Comprehensive income attributable to common stockholders	$565	$17,298	$20,926	$34,471
Weighted average number of common shares outstanding:
Basic(1)	55,571,298	56,859,076	56,634,376	56,748,751
Diluted(1)	56,081,618	57,320,665	57,094,737	57,210,977
Net income per common share attributable to common stockholders:
Basic(1)	$0.21	$0.26	$0.55	$0.58
Diluted(1)	$0.21	$0.26	$0.55	$0.58
Distributions declared per common share(1)	$0.40	$0.40	$1.20	$1.20

(1)     Retroactively adjusted for the effects of the Reverse Stock Split effective May 1, 2024.

Non-GAAP Financial Measures Reconciliation
A description of FFO, Core FFO and AFFO, and reconciliations of these non-GAAP measures to net income, the most directly comparable GAAP measure, and a description of same store cash NOI and reconciliation of this non-GAAP measure to rental revenue, the most directly comparable GAAP measure, are provided below.
Reconciliation of Net Income to FFO, Core FFO and AFFO (amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income attributable to common stockholders	$11,935	$14,983	$31,543	$33,038
Adjustments:
Depreciation and amortization of real estate assets	17,841	18,073	56,938	55,384
Gain on dispositions of real estate	—	(1)	(76)	(22)
Impairment and disposition losses	792	—	1,210	6,708
FFO(1)	$30,568	$33,055	$89,615	$95,108
Adjustments:
Listing-related expenses	32	—	3,012	—
Severance	3	43	1,866	83
Write-off of straight-line rent receivables related to prior periods	—	—	—	1,618
Accelerated stock-based compensation	12	—	875	—
Amortization of above (below) market lease intangibles, including ground leases, net	183	279	1,431	1,110
Loss on extinguishment of debt	—	—	228	—
Core FFO(1)	$30,798	$33,377	$97,027	$97,919
Adjustments:
Deferred rent(2)	333	325	3,054	1,188
Straight-line rent adjustments	(1,294)	(1,217)	(3,767)	(4,108)
Amortization of deferred financing costs	578	415	1,607	1,240
Stock-based compensation	1,299	1,228	2,923	3,721
AFFO(1)	$31,714	$34,128	$100,844	$99,960

(1)    The three months ended September 30, 2023 include $1,650,000 of lease termination fee income received. The nine months ended September 30, 2024 and 2023 include $4,098,000 and $5,650,000, respectively, of lease termination fee income received.
(2)    The nine months ended September 30, 2024 include a $2,000,000 severance fee received from GenesisCare in exchange for 10 properties removed from the prior master lease, or the Severed Properties, and will be recognized in rental revenues over the remaining GenesisCare amended master lease term.

Funds From Operations (FFO)
FFO is calculated consistent with NAREIT's definition, as net income (calculated in accordance with GAAP), excluding gains from sales of real estate assets, impairment of real estate assets and disposition losses from sales of real estate assets, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. To date, we do not have any investments in unconsolidated partnerships or joint ventures. We believe FFO provides a useful understanding of our performance to investors and to our management, and when compared to year over year, FFO reflects the impact on our operations from trends in occupancy. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful.
Core FFO
The Company believes Core FFO is a supplemental financial performance measure that provides investors with additional information to understand the Company's sustainable performance. The Company calculates Core FFO by adjusting FFO to remove the effect of certain GAAP non-cash income and expense items, unusual and infrequent items that are not expected to impact its operating performance on an ongoing basis, items that affect comparability to prior periods and/or items that are not related to its core real estate operations. Excluded items include listing-related expenses, severance, write-off of straight-line rent receivables related to prior periods, accelerated stock-based compensation, amortization of above- and below-market lease intangibles (including ground leases) and loss on extinguishment of debt. Other REITs may use different methodologies for calculating Core FFO and, accordingly, the Company’s Core FFO may not be comparable to other REITs.
AFFO
The Company believes AFFO is a supplemental financial performance measure that provides investors appropriate supplemental information to evaluate the ongoing operations of the Company. AFFO is a metric used by management to evaluate the Company's dividend policy. The Company calculates AFFO by further adjusting Core FFO for the following items: deferred rent, current period straight-line rent adjustments, amortization of deferred financing costs and stock-based compensation. Other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.
FFO, Core FFO and AFFO should not be considered to be more relevant or accurate than the GAAP methodology in calculating net income or in its applicability in evaluating the Company's operational performance. The method used to evaluate the value and performance of real estate under GAAP should be considered a more relevant measure of operating performance and more prominent than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO.

Reconciliation of Net Income to Same Store Cash Net Operating Income (Same Store Cash NOI) (amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Rental revenue	$46,118	$48,542	$140,311	$143,151
Rental expenses	(5,823)	(5,005)	(17,226)	(14,728)
Net operating income	40,295	43,537	123,085	128,423
Adjustments:
Straight-line rent adjustments, net of write-offs	(1,294)	(1,217)	(3,767)	(2,490)
Amortization of above (below) market lease intangibles, including ground leases, net	183	279	1,431	1,110
Internal property management fee	1,295	1,237	3,827	3,918
Deferred rent(1)	333	325	3,054	1,188
Cash NOI(1,2)	40,812	44,161	127,630	132,149
Non-same store cash NOI(2,3)	(3,888)	(7,019)	(16,484)	(21,852)
Same store cash NOI(4)	36,924	37,142	111,146	110,297
Listing-related expenses	(32)	—	(3,012)	—
General and administrative expenses	(4,800)	(4,828)	(18,321)	(16,478)
Depreciation and amortization	(17,865)	(18,097)	(57,009)	(55,452)
Impairment and disposition losses	(792)	—	(1,210)	(6,708)
Gain on dispositions of real estate	—	1	76	22
Interest and other income	597	23	3,889	170
Interest expense	(5,468)	(5,653)	(15,955)	(16,939)
Straight-line rent adjustments, net of write-offs	1,294	1,217	3,767	2,490
Amortization of above (below) market lease intangibles, including ground leases, net	(183)	(279)	(1,431)	(1,110)
Internal property management fee	(1,295)	(1,237)	(3,827)	(3,918)
Deferred rent(1)	(333)	(325)	(3,054)	(1,188)
Non-same store cash NOI(2,3)	3,888	7,019	16,484	21,852
Net income attributable to common stockholders	$11,935	$14,983	$31,543	$33,038

(1)    The nine months ended September 30, 2024 include a $2,000,000 severance fee received from GenesisCare in exchange for the Severed Properties, and will be recognized in rental revenues over the remaining GenesisCare amended master lease term.
(2)    The three months ended September 30, 2023 include $1,650,000 of lease termination fee income received. The nine months ended September 30, 2024 and 2023 include $4,098,000 and $5,650,000, respectively, of lease termination fee income received.
(3)    The nine months ended September 30, 2024 include $1,125,000 of the total $2,000,000 severance fee received from GenesisCare in exchange for the Severed Properties, and will be recognized in rental revenues over the remaining GenesisCare amended master lease term.
(4)    The nine months ended September 30, 2024 include $875,000 of the total $2,000,000 severance fee received from GenesisCare in exchange for the Severed Properties, and will be recognized in rental revenues over the remaining GenesisCare amended master lease term.

NOI
The Company defines net operating income, or NOI, a non-GAAP financial measure, as rental revenue, less rental expenses, on an accrual basis.
Same Store Properties
In order to evaluate the overall portfolio, management analyzes the NOI of same store properties. The Company defines "same store properties" as properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development, re-development, or classified as held for sale. By evaluating same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and readily observe the expected effects of new acquisitions and dispositions on net income. There were 126 same store properties for the quarters ended September 30, 2024 and 2023.
Cash NOI
The Company defines Cash NOI as NOI for its properties excluding the impact of GAAP adjustments to rental revenue and rental expenses, consisting of straight-line rent adjustments, net of write-offs, amortization of above- and below-market lease intangibles (including ground leases) and internal property management fees, then including deferred rent received in cash. Cash NOI is used to evaluate the cash-based performance of the Company’s real estate portfolio. Same store Cash NOI is calculated to exclude non-same store Cash NOI. The Company believes that NOI and Cash NOI both serve as useful supplements to net income because they allow investors and management to measure unlevered property-level operating results and to compare these results to the comparable results of other real estate companies on a consistent basis. The Company uses both NOI and Cash NOI to make decisions about resource allocations and to assess the property-level performance of the real estate portfolio.